UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2017, BioCryst Pharmaceuticals, Inc.(the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with 667, L.P. and Baker Brothers Life Sciences, L.P. (collectively, the “Baker Entities”), both of which are existing stockholders of the Company. Under the Registration Rights Agreement, the Company agreed that, if at any time and from time to time after May 12, 2017, the Baker Entities demand that the Company register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the Company’s common stock held by the Baker Entities, the Company would be obligated to effect such registration. The Company’s registration obligations under the Registration Rights Agreement cover all shares of the Company’s common stock now held or later acquired by the Baker Entities, will continue in effect for up to ten years, and include the Company’s obligation to facilitate certain underwritten public offerings of its common stock by the Baker Entities in the future. The Registration Rights Agreement is filed as Exhibit 10.1 hereto and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Registration Rights Agreement, dated March 15, 2017, by and between BioCryst Pharmaceuticals, Inc., 667, L.P., and Baker Brothers Life Sciences, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2017		BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement, dated March 15, 2017, by and between BioCryst Pharmaceuticals, Inc., 667, L.P., and Baker Brothers Life Sciences, L.P.